As filed with the Securities and Exchange Commission on

April 12, 2005

REGISTRATION NO.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ELECTRIC MOTO CORPORATION

(Name of Small Business Issuer in its Charter)

NEVADA	3711	57-1094726
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3165 East Main Street

Ashland, Oregon 97520

(541) 890-3481

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

ELY SCHLESS

CEO, PRESIDENT, SECRETARY AND CHAIRMAN OF THE BOARD OF DIRECTORS

ELECTRIC MOTO CORPORATION

3165 EAST MAIN STREET

ASHLAND, OREGON 97520

(541) 890-3481

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

RICHARD I. ANSLOW, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9 SOUTH, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

-i-

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule

462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule

462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
 TITLE OF EACH CLASS OF           AMOUNT TO BE           OFFERING PRICE        AGGREGATE       REGISTRATION
 SECURITIES TO BE REGISTERED       REGISTERED              PER SHARE         OFFERING PRICE        FEE
----------------------------   ------------------       ----------------    ----------------   -----------

Common Stock, par value        11,960,000                   $.03           $  358,800          $ 42.23
$.001 per share (1)

Common Stock, par value
$.001 per share (2)             1,600,000                   $.50           $  800,000          $ 94.16

Common Stock, par value
$.001 per share (3)             1,120,000                   $.25           $  280,000          $ 32.96

Common Stock, par value
$.001 per share (4)             1,120,000                   $.15           $  168,000          $ 19.77

Common Stock, par value
$.001 per share (5)             1,620,000                   $.05           $   81,000          $  9.53
                                                                            ----------          --------
Total                                                                      $1,687,800          $198.65

(1) Represents Selling Security Holders shares being sold to the public. The price of $.03 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on Electric Moto Corporation's most recent private placement sold at $.03 per share.

(2) Represents shares of common stock issuable in connection with the conversion of options issued to Jeff Knepp (500,000), Noah Clark (550,000) and Paul Giarmoleo (550,000). The price of $.50 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the conversion price of the options.

(3) Represents shares of common stock issuable in connection with the conversion of options issued to Kenneth Bornstein (600,000), Abbie Zands (400,000) and John Sr. and Judith Polli (120,000). The price of $.25 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the conversion price of the options.

(4) Represents shares of common stock issuable in connection with the conversion of options issued to Kenneth Bornstein (600,000), Abbie Zands (400,000) and John Sr. and Judith Polli (120,000). The price of $.15 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the conversion price of the options.

(5) Represents shares of common stock issuable in connection with the conversion of options issued to Kenneth Bornstein (600,000), Abbie Zands (400,000), John, Sr. and Judith Polli (120,000) and Natural Ventures (500,000). The price of $.05 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the conversion price of the options.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED , 2005

ELECTRIC MOTO CORPORATION

11,960,000 SELLING SECURITY HOLDER SHARES OF COMMON STOCK

5,460,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH

CONVERSION OF OPTIONS

Our selling security holders are offering to sell 11,960,000 shares of our common stock and 5,460,000 shares of our common stock issuable in connection with their conversion of our options.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________________, 2005

Our shares of common stock are not listed on any recognized exchange. Immediately after the effectiveness of this registration statement, we intend to have a registered broker-dealer submit an application for a quotation on the OTC Bulletin Board.

This prospectus relates to the resale by the selling stockholders of up to 11,960,000 shares of common stock and 5,460,000 shares of our common stock issuable in connection with the conversion of our options. The selling stockholders may not sell the stock from time to time at the prevailing market price or in negotiable transactions until the shares of our common stock are quoted on the OTC Bulletin Board (or another recognized exchange).

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of the outstanding options.

TABLE OF CONTENTS

ABOUT US............................................................

RISK FACTORS........................................................

USE OF PROCEEDS.....................................................

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS............

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION...........

BUSINESS............................................................

LEGAL PROCEEDINGS...................................................

MANAGEMENT..........................................................

PRINCIPAL STOCKHOLDERS..............................................

SELLING STOCKHOLDERS................................................

PLAN OF DISTRIBUTION................................................

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS......................

DESCRIPTION OF SECURITIES...........................................

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE.................................

TRANSFER AGENT......................................................

EXPERTS.............................................................

LEGAL MATTERS.......................................................

FINANCIALS..........................................................

RECENT SALES OF UNREGISTERED SECURITIES.............................

ABOUT US

HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were originally incorporated under the laws of the State of Nevada on March 7, 2000 under the name "Dorado Capital Ventures, Inc." On July 27, 2004, our corporate name was changed to "Electric Moto Corporation." On March 27, 2004, we purchased all of the assets of Ely Schless doing business as Electric Moto and electricmoto.com.

We design, manufacture, distribute and sell recreational and special purpose electric and hybrid vehicles throughout the world. We design vehicles that are:

•	Energy Efficient
•	Practical
•	Environmentally friendly (quiet and non-polluting)
•	Suitable for recreational, military and homeland security applications.

WHERE YOU CAN FIND US

We are located at 3165 East Main Street, Ashland, Oregon 97520. Our telephone number is (541) 890-3481.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words “we”, “our” or “us” refer to Electric Moto Corporation and not to the selling shareholders.

WE HAVE A HISTORY OF OPERATING LOSSES AND THERE CAN BE NO ASSURANCES WE WILL BE PROFITABLE IN THE FUTURE.

We have a history of operating losses, expect to continue to incur losses, and may not be profitable in the near future. We had net losses attributable to common shareholders of $369,005 for the twelve months ended December 31, 2004 and net losses of $37,289 for our fiscal year ended in December 31, 2003. We intend to continue to fund operations through additional debt and equity financing arrangements that may not be sufficient to fund our capital expenditures, working capital, and other cash requirements for the year ending December 31, 2005. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

OUR DIRECTORS CONTROL APPROXIMATELY 63% OF OUR ISSUED AND OUTSTANDING SHARES AND, THEREFORE, CONTROL ALL SHAREHOLDER DECISIONS RESULTING IN THE REMAINDER OF OUR SHAREHOLDERS HAVING NO CONTROL OVER OUR CORPORATE ACTIONS

Ely Schless, our officer and director and Dennis Knepp, our director beneficially own, in the aggregate, approximately 63% of our issued and outstanding shares. Therefore, these three individuals will be in a position to exert actual or effective control over our business and operations, including the election of all of our directors and approval of significant corporate transactions. The remainder of our shareholders will have no control over our corporate actions.

THE LIMITED AMOUNT OF CASH IN OUR BANK ACCOUNT COULD RESULT IN THE CESSATION OF OUR OPERATIONS DUE TO OUR POSSIBLE INABILITY TO PAY OUR EMPLOYEES’ SALARIES AND ACCOUNTS RECEIVABLE IN A TIMELY BASIS

As of our December 31, 2004 (our balance sheet date in our financial statement), we had a cash balance of only $25,985. There are numerous negative ramifications to having limited cash on hand. Specifically, this could cause us to lose our employees for failure to pay salaries on a timely basis. In addition, we might not be able to pay our accounts receivable which may result in lawsuits.

IF WE FAIL TO ESTABLISH A LARGE ENOUGH MARKET FOR OUR PRODUCTS, WE COULD GO OUT OF BUSINESS

Although to date the market for our products has been sufficient to meet our limited ability to produce products, our business plan calls for a significant increase in our ability to produce products to meet anticipated demand from expanded marketing efforts. There is no assurance that such a demand exists and a failure of the demand to materialize in light of our increased expenses in ramping up production could cause us to run out of money and cease operations.

ENERGY PRICES COULD FALL WHICH COULD LOWER DEMAND FOR OUR PRODUCTS

Energy efficient and alternative energy products tend to become more attractive to the market with increased oil prices. There is no assurance that oil prices will continue to be as high as they are today and a significant reduction in the price of oil could lessen the desirability of our products to consumers.

A REDUCTION IN ENVIRONMENTAL CONCERNS COULD NEGATIVELY AFFECT OUR MARKET

Our products enjoy an advantage over similar products powered by gasoline. Should trends reverse and should concerns about noise and air pollution relax instead of increase, the market for our products could diminish significantly

WE MAY LOSE BUSINESS IF MAJOR MANUFACTURERS DECIDE TO ENTER OUR MARKET IN DIRECT COMPETITION WITH US

Major manufacturers may decide to do enter our market. Currently, this is not a direction any manufacturers have chosen to pursue, but they already have a customer base and dealer network in the recreational vehicle market. As a result it would not be difficult for them to enter the market should they decide to. To date, this has not been their direction but that could change without notice in the future. Should market demand in this niche grow sufficiently it is more likely that this will occur.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•	Make a suitability determination prior to selling a penny stock to the purchaser;

•	Receive the purchaser’s written consent to the transaction; and

•	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

IF ELY SCHLESS IS NO LONGER IN HIS PRESENT POSITIONS, IT WILL BE DIFFICULT TO REPLACE HIM WITH PERSON(S) OF HIS EXPERIENCE RESULTING IN THE POSSIBLE CESSATION OF OUR BUSINESS OR, AT A MINIMUM, THE DELAY IN CARRYING OUT OUR BUSINESS PLAN

Ely Schless, our senior executive is important to our success. He has significant experience in our specific business. If he becomes unable or unwilling to continue in his present positions, we will be forced to seek replacements with the same or similar experience. Our failure to find such an individual can result in the cessation of our business or the delay in carrying out our business plan.

THERE IS NO ASSURANCE OF A PUBLIC MARKET FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities, specifically, our shares of common stock. Our shares are not listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock and our ability to raise equity capital in the future.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of our own shares as well as the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

The initial public offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin Board concurrently with the filing of this prospectus. However, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any recognized stock exchange. There is no current public trading market for our shares of common stock. After this Registration Statement becomes effective, we intend to apply for a quotation on the OTC Bulletin Board. While we intend to take needed action to qualify our common shares for quotation on the OTC Bulletin Board, there is no assurance that we can satisfy the current listing standards.

As of March 29, 2005, based on our transfer agent records, we had 42 shareholders holding an aggregate of 32,620,000 shares of our common stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of March 29, 2005, with respect to compensation plans under which our equity securities are authorized for issuance:

                                   (a)                    (b)                    (c)
                           --------------------   --------------------   -------------------
                                                                         Number of securities
                                                                         remaining available
                           Number of securities                          for future issuance
                           to be issued upon      Weighted-average       under equity
                           exercise of            exercise price of      compensation plans
                           outstanding options,   outstanding options,   (excluding securities
                           warrants and rights    warrants and rights    reflected in column (a))
                           --------------------   --------------------   -------------------
Equity compensation
plans approved by
security holders                None

Equity compensation
plans not approved
by security holders             None

     Total                      None

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Unless the context otherwise requires, references to “Company”, “Electric Moto”, “we”, or “our”, mean Electric Moto Corporation.

We were originally incorporated under the laws of the State of Nevada on March 7, 2000 under the name "Dorado Capital Ventures, Inc." On July 27, 2004, our corporate name was changed to "Electric Moto Corporation." On March 27, 2004, we purchased all of the assets of Ely Schless doing business as Electric Moto and electricmoto.com.

OVERVIEW

We are a vehicle manufacturer engaged in the sales of low environmental impact recreational vehicles, such as motorcycles and all-terrain vehicles (ATVs). Our products target existing buyers and dealers. We rely on our development and manufacturing expertise and technologies to respond to new, cleaner vehicle and land-use mandates. Growing environmental restrictions are also creating more efficient vehicle components, such as batteries, motors and control electronics, which we exploit and integrate into vehicle platforms that perform like gas powered vehicles, but require less fuel and create lower emissions.

Our operations include chassis and component manufacturing, serial production, assembly, marketing and distribution of vehicles.

Our primary objective is to utilize vehicle production and sales to build cash flow and increase earnings per share. We envision our industry today much like the health food industry in recent decades; where the early pioneers established brand loyalty in markets previously ignored by the larger mainstream companies. Our ability to cost-effectively produce low environmental impact vehicles is based on our understanding of electronic drive systems and how they best package on modern vehicle platforms.

We seek to build shareholder value by increasing our sales via the development of an extensive distribution network in the US and in Europe, focusing on existing motorcycle and power sports dealerships. Previously we have sold our vehicles exclusively over the Internet, which limited our exposure to those with web access.

In September of 2004, we decided to expand our product line from pure electric vehicles to include hybrid vehicles, which combine the efficiencies and clean operation of electric vehicles with the longer-range capabilities of a gas engine. We have developed two working prototypes of a hybrid drive system. We intend to expand on the marketing of our existing hybrid drive system, which has mainstream applications including snowmobiles, watercraft and highway-use commuter vehicles.

We foresee that our growth is dependent on capitalization. Previously we have not had sufficient capital to enjoy the benefits of volume production. Additionally, the price of oil may be considered a factor in the Company’s future, as are various government mandates concerning both vehicle emissions and OHV (off-highway vehicle) land access.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The reason cited in the notes as raising substantial doubt as to our ability to continue as a going concern is that we do not have sufficient working capital to fund our operations. Our ability to continue as a going concern is contingent upon our ability to attain profitable operations by securing financing and implementing our business plan. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which we operate.

BUSINESS STRATEGY

Our business strategy is to provide growth through the development of product distribution networks, both in the US and Europe. Additionally we plan to increase our ability to produce more vehicles in less time by increasing our staff and outsourcing where practical.

Some of the key points are as follows:

•

Further define our European distribution infrastructure. It appears that we can more cost-effectively produce and assemble vehicles in Italy for the European market. The current devaluation of the US dollar versus the Euro makes our product more attractive for European buyers.

•	Continue development of our hybrid systems. We have established preliminary contacts in China for the more expensive components.

•	Explore licensing hybrid drive systems to other manufacturers.

•	Selectively establish dealerships in the US for our products.

•	Pursue proprietary vendor / private labeling relationships.

•	Obtain design protection on existing intellectual property. In the past we haven’t had the resources to obtain patents on our designs or manufacturing processes.

•	Further develop relationships with high-volume OEM (original equipment manufacturers) suppliers to reduce the cost of our products.

CRITICAL ACCOUNTING POLICIES

Revenue Recognition

In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

Revenue is recognized at the time the product is delivered. Provision for sales returns will be estimated based on our historical return experience. Revenue is presented net of returns.

Stock-Based Compensation

We account for equity instruments issued to employees for services based on the fair value of the equity instruments issued and account for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

We account for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. We have elected to continue to apply APB 25 in accounting for our stock option incentive plans.

RESULTS OF OPERATIONS

Revenues

We generated sales revenues of $65,454 during fiscal 2003 and $68,225 in fiscal 2004. Traditionally, we revert to product development when production slows, as it is less capital intensive, relying mainly on the intellectual capacity of the company to improvise new solutions to production and product challenges. Hence, the development of the hybrid system during the last quarter of 2004 was implemented to fill the gap in capital available for production.

EXPENSES

Our expenses for fiscal year end 2003 and 2004 were $44,022 and $391,002 respectively. These will increase as we expand our staff to meet new sales and production goals. In addition, during 2004 we incurred non-cash stock compensation of $285,360. We do not expect to require significant expenditures for equipment as our current plant has capabilities commensurate with projected production for the near future.

LIQUIDITY AND CAPITAL RESOURCES

From our inception to December 31, 2004, we incurred operating losses of approximately $356,888 (approximately $285,360 of this loss was from non-cash stock based compensation expense) and at December 31, 2004, we had a net working capital of approximately $25,985. Net cash used in operating activities for the period from January 1, 2003 to December 31, 2004 was approximately $98,997. We funded these needs primarily through the private sale of common stock.

As a result of the above, as of December 31, 2004, we had a cash position of approximately $25,985.

We do not have sufficient cash available to satisfy our cash requirements over the next year based upon our current rate of expenses. We will need to secure a minimum of $250,000 to satisfy requirements for the next 12 months of operations, but we also will need an additional minimum of $1,000,000 to finance our planned expansion, which funds will be used for product development, manufacturing and personnel. In order to become profitable, we may still need to secure additional debt or equity funding. We have no source of funding identified. Our failure to secure additional funds would impair and delay our ability to implement our business plan.

We intend on raising the additional capital required through the sale of stock either through private sales or the exercise of existing options. If we do not secure the required funding, we may not be able to achieve our growth objectives within the anticipated time period, if at all. We believe that future plans will be achieved if we receive the necessary funding. Furthermore, in the event that the level of funding is less that we have anticipated, this may also result in a delay in our ability to generate revenues or a reduced amount of revenues being generated.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet transactions.

BUSINESS - OUR COMPANY

A SUMMARY OF WHAT WE DO

We design, manufacture, distribute and sells recreational and special purpose electric and hybrid vehicles throughout the world. We are leaders in designing vehicles that are:

•	Energy Efficient
•	Practical
•	Environmentally friendly (quiet and non-polluting)
•	Suitable for recreational, military and homeland security applications

Through our predecessor company, Ely Schless doing business as Electric Moto, we have been building and selling electric vehicles since 1995. Under the leadership of Ely Schless, we pioneered the field of high quality electric recreational vehicles. We are the leading producer of high powered motocross vehicles and our bikes are found in the garages of professional competitors and amateurs alike. Our product has found wide acceptance both in the United States but also in Europe.

In the past, we have focused primarily on the recreational motorcycle markets with our “Blade” and predecessor models. Additionally we have designed and built an all electric motor scooter which is perfect for fuel efficient commuting in a world of growing energy costs and are prepared to rapidly enter the market should sufficient demand justify. Prior to recent global events which have significantly elevated the price of gasoline, we did not feel the market demand was sufficient to justify the attention. We continue to monitor the situation and can respond quickly if circumstances justify action.

Our flagship product, the Blade, a high powered electric motocross motorcycle, is finding favor among top riders because its light weight and high power allows for great flexibility both in racing and extreme sports. Additionally, the fact that the Blade is virtually silent, allows it to be ridden in many places where gas powered vehicles are prohibited either because or noise or emission restrictions. Our slogan, “less sound, more ground” is not just a catchy phrase, it is also a fact of life.

We also have designed the world’s first hybrid ATV (all terrain vehicle) and motorcycle which are designed for both recreational and military applications. With its ability to transport a rider silently under stealth conditions and, with a range of over 100 miles, this vehicle has already caught the attention of military planners and law enforcement officials and discussions are already underway with both US and British officials.

Demand for our product continues to exceed our current ability to supply product so our board of directors has decided to enter the public markets in order to achieve greater access to the capital necessary to:

•	Increase production capabilities sufficient to meet current and projected demand
•	Develop a global network of distributors and dealers to help build the market for our full line of products
•	Develop and implement a marketing campaign designed to create greater consumer and industry awareness of our innovative products.

Products

The evolution of our line of electric vehicles has continuously evolved with advances in technology and with feedback from our markets. Today our vehicles represent the state-of-the-art of recreational and competitive electric vehicles. As we move forward, our current models continue to evolve and new models are being developed to answer the new needs as they develop both in the recreational field and now too, in military and law enforcement applications to bring the advantages of stealth to terrestrial transportation in matters of homeland security.

THE BLADE

The Blade is our flagship product. Powerful enough to run with noisier 250cc motorcycles, The Blade allows its owner to enjoy high powered yet silent motoring in places where no gas powered cycle would be allowed to run. The Blade is well known in motocross circles and has been sold world wide.

THE MOTARD

The Motard is our competition version of the Blade. At home on the flat track, the motocross or in extreme competitions, the Motard is powerful with the added advantage of being extremely lightweight causing less fatigue and allowing faster and more accurate maneuvers, both valuable advantages, especially in extreme competitions.

HYBRID VEHICLES

In addition to pure electric vehicles, we also offer hybrid (gas and electric) powered vehicles in both two and four wheeled versions. Our hybrid models offer an extended range as well as providing both ultra quiet and silent modes. Equipped with a rugged gasoline powered generator, our hybrids move you quietly to your destination at a 59db with the generator running and silently in electric only mode.

iHYBRID ATV

This multi-purpose ATV offers quiet power with an extended range of up to 5 hours using its top rated high output generator and electric power system. Even while operating with the generator running, this vehicle will allow the user to access many areas prohibited by noisier gasoline powered vehicles. They also have the added advantage of bringing with them, an independent 120v power source that can be used for powering tools, light and communications equipment to name just a few of the many uses available to the iHybrid ATV owner. Our iHybrid ATV operates at an ultra quiet 59db while the gas powered ATV struggles to meet new noise abatement laws.

THE HYBRID BLADE

The Hybrid Blade offers quiet power with an extended range of up to 5 hours using its top rated high output generator and electric power system. Even while operating with the generator running, this vehicle will allow the user to access many areas prohibited by noisier gasoline powered vehicles. They also have the added advantage of bringing with them, an independent 120v power source that can be used for powering tools, light and communications equipment to name just a few of the many uses available to the Hybrid Blade owner. Our Hybrid Blade operates at an ultra quiet 59db while the competition struggles to meet new noise abatement laws.

The power  unit can be quickly and easily disconnected from the Blade allowing full motocross riding between charges. The Hybrid Blade charges in only 20 minutes.

HISTORY OF OUR ELECTRIC AND HYBRID VEHICLES

The following vehicles were designed and/or manufactured built by Ely Schless as predecessors to the current model line offered by Electric Moto Corporation

The Viento

The Viento is an electric-powered commuter cycle with a 50 mile range that was designed for The Electric Cycle Company.

The Denali Moto-Pro

The world's first production off-road electric cycle.115 pounds and 12 horsepower.

TheBlade 2001

First production electric motocross bike.

22 horsepower at 135 pounds, featuring 12" travel front and rear suspension.

The Denali VE

This is a prototype of a 50 mile range electric commuter cycle.

The Denali TorkAtak

The world's first production electric observed trials competition bike.

ATV Hybrid Prototype

This is a working demonstration platform that showcases the potential of an electric ATV. It weighed 305 pounds, made 18 horsepower, and ran for 59 miles at 26 mph. The built in charger could restore a full charge in one hour.

DEVELOPMENT

In addition to continuing to evolve our Blade and recreational iHybrid ATV, development is also underway for hunting and military versions of the iHybrid ATV. Meetings with both US and British military and law enforcement agencies, has confirmed the need for stealth transportation and, in accordance with requests, we will have a military version available for testing in early 2005.

Additionally, we previously have designed commuter style electric motor scooters for other companies and are currently developing a new state-of-the-art versions designed to address today’s call for energy efficient commuter vehicles.

OPERATIONS

Our vehicles are initially designed then assembled in our 4,000 sq ft facility in Ashland, Oregon. Additional 3D design and modeling are accomplished through a strategic alliance with the world renowned, Academy Award winning Sorensen Design International. Working directly with Electric Moto, CEO Michael Sorenson himself brings to us the same talents he has used on EFX intensive feature films such as Van Helsing, X-Men and many others. The combined talents of our own design staff in conjunction with Mr. Sorenson results in a product that is not only mechanically second to none, it also has artistic and highly marketable styling to go along with the superior mechanical design. Electric Moto and Sorenson Design International; definitely a winning combination.

We constantly monitor the industry for the components to build into our products. Keeping up with the fast development pace of alternative fuel industry requires both an in depth knowledge of the technology but a vast network of contacts as well. Electric Moto has both. As pioneers in the field of electric propulsion, our contacts and relationships far exceed what you would normally expect in a growing company like Electric Moto. Our search for quality has extended virtually around the world allowing us to maintain top quality components as well as effective pricing. Locally, we also have a long standing relationship with one of the nation’s premier laser machine shops that allows us virtually flawless workmanship with state of the art design flexibility.

MARKETING AND SALES

Demand grows annually for more environmentally and fuel efficient recreational vehicles. Noise abatement laws are being implemented on both state and local levels in addition to Federal restrictions on noise pollution. As a result, more and more riding areas are becoming unavailable to conventional recreational vehicles making the Blade and iHybrid ATV vehicles the perfect solution. Additionally, with fuel costs at record levels, the fuel efficiency of our vehicles is attracting a whole new kind of buyer. Inquires for product and distributorships from around the globe have increased in recent times in response to the ever increasing price of oil.

Military, homeland security and law enforcement applications are a recent yet extremely viable market. The need for terrestrial stealth transportation that also offers extended range, makes our iHybrid ATV exceptionally well suited for this application. The ability to drive up to 5 hours using the ultra-quiet generator supported power, then being able to switch to full stealth mode and move silently provides advantage and live saving safety.

Our developers have met with both United States and British military planners and response has been quite favorable. As a result of these meetings, we are finishing development of a military version of our iHybrid ATV and will present it for testing in early 2005.

DISTRIBUTION

Previously, we have marketed our product directly to our customers using the internet as a primary sales tool. In order to fully penetrate the market we will establish a global dealer network of distributors and dealers. Our reputation within the industry provides us with both credibility and introductions and, with capital we will quickly develop a national and international dealer network.

Without implementing our distributor recruitment program, we already have entered into a strategic alliance with . In order to increase our competitiveness in the market, we have created a strategic alliance with ConnecTech, a Swedish manufacturing company to begin distributing our products throughout Europe.

By the end of 2005, The Blade and iHybrid ATV will be sold nationwide through a growing distributor and dealer network and our focus will be directed toward expanding our manufacturing capabilities along with continuing to develop new state-of-the-art models to accommodate the rapidly evolving fuel cell technologies available.

PROMOTION

Information about the electric recreational vehicle industry is already well distributed on the Internet and our products are very well represented on sites addressing this new industry. Our presence is under the Electric Moto name as well as under the name “Denali Cycles”, a previous dba. We are also already recognized on US Forestry Department websites as well. The fact that we are already recognized as a market leader in this emerging industry will help facilitate the implementation of our distributor and dealer network.

Additional promotion will be implemented through national publications, newspaper stories as well as our participation in all facets motocross, extreme sports including trade shows. Upon completion of a commercial version of our iHybrid ATV for military and/or hunting, we will expand our promotion to those areas as well. We have an ongoing close relationship with Moto-X Champion Caleb Wyatt, who performed the World’s first 250cc “back flip”. Caleb will be acting as our primary spokesperson to that industry. Caleb is excited about using our Blade in upcoming Moto-X events and using its power and weight advantage to develop new “firsts” with it. In addition to his endorsement, his use of the Blade in X-Moto events will be televised bringing an exciting and very cost effective promotional benefit in the process. We will likewise, recruit other spokespersons to represent our product to the Homeland Security industry and to hunters as each is unique and distinct product is brought forth.

X-Games and electric powered as well as hybrid vehicles are all very “hot” topics in the news today and there seems to be no shortage of interest in our products and our company by trade publications and the mainstream media as well.

SALES STRATEGY

We will employ the well-developed strategy of regional distributors and local dealers to most effectively build a sales network for our recreational products. The uniqueness of our product will allow existing motorcycle and RV dealers to add our product line to their existing inventory without being overly concerned about our vehicles simply taking customers away from existing models. By offering a product that is so uniquely different than their existing product lines, dealers will not only find themselves attracting new customers interested specifically in Electric Moto products, they will also find they suddenly have an opportunity to create new sales within their existing customer base. Most Blade owners already own at least one off-road vehicle making Electric Moto products a logical and profitable addition to most existing motorcycle stores.

Regional Distributors will be chosen based upon their current dealer network, their ability to penetrate their market and their reputation for providing superior dealer support. In house staff will be responsible for recruiting Distributors. Part of this process will be attending various trade shows throughout the nation.

COMPETITION

Although there are other electric cycle manufacturers, most address the Electric Moto, with our Blade, our Hybrid and our iHybrid ATV, does not currently have any direct competition. As the industry grows, we expect other companies; some quite well funded, may enter the market. We are confident, having already established ourselves as not only pioneers but developers of state of the art, first quality products, will have created sufficient brand familiarity and reputation to remain competitive when that time comes. We expect more competition in the commuter market should it ever develop and will proceed only when we feel we can be uniquely competitive and utilize our existing reputation to capture a reasonable market share.

In the interim, Electric Moto has a distinct advantage of brand acceptance and market exposure to allow us to begin national distribution now and build our dealer network prior to the first serious competitor arrives on the scene.

EMPLOYEES

As of March 29, 2005, we had 1 employee. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employee to be good.

DESCRIPTION OF PROPERTY

We lease approximately 640 square feet (with an additional option of 300 square feet) of office space at 3165 East Main Street, Ashland, Oregon. This facility is part of a 4,000 square foot facility. Our rent is $400 per month. Our principal executive, Ely Schless owns the building with Krista Johnson.

Mr. Schless, our principal executive officer, also uses 300 square feet of office space at 1348 Prospect Street, Ashland, Oregon. He also owns this building with Krista Johnson and leases the space to us for no charge.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding. We are not aware of any contemplated proceeding by a governmental authority. Also, we do not believe that any director, officer, or affiliate, any owner of record or beneficially of more than five percent of the outstanding common stock, or security holder, is a party to any proceeding in which he or she is a party adverse to us or has a material interest adverse to us.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name                     Age   Position                                         Director Since

Ely Schless              50    Chairman, CEO, President & Secretary               2004
Dennis L. Knepp          60    Treasurer, Principal Financial Officer and Director    2004

Set forth below is certain biographical information regarding our executive officers and directors:

ELY SCHLESS has been our President, Secretary and Chairman of the Board of Directors since April 2004. From 2002 through 2004, Ely operated Ely Schless doing business as Electric Moto from 2202 through 2004. This business was based in Ashland, Oregon and was our predecessor business. Specifically, in March 2004, we purchased the assets of this business. Ely was responsible for planning, product design, marketing, verification and production of electric battery-powered cycles, in-house manufacturing of plastics and metal tooling, graphics, final assembly and shipping to the customer direct. From 2001 through 2002, he worked for The Electric Style Company based ib Los Angeles, California. He was the design and production director for the Viento Electric Commuter Cycle. He managed the vehicle design to comply with the Department of Transportation standards. From 1993 through 2001, he was a part owner of Denali Industries, Incorporated located in Ashland, Oregon. Denali is an Electric cycle company. He was responsible for the planning, product design, marketing, verification and production of electric-battery powered cycles. He was also responsible for in-house manufacturing of plastics and metal tooling, graphics, final assembly and shipping to the customer direct. He also provided authoring and hosting of web-based marketing materials, magazine art and promotional brochures. He is a member of the Screen Actors Guild/AFTRA; I.A.T.S.E. Loval 44 Propmaker’s Union; has his FAA Certified Airframe and Powerplant Mechanic’s license; and his American Motorcyclist Association Expert Superbike License.

DENNIS L.KNEPP has been our Treasurer and Director since 2004. From 1984 to the present, he has been employed by Mission Reserarch Corporation based in Monterey, California. His present position is Division Leader, Communications and Radar Systems Sector. His responsibilities include marketing, corporate planning, project leadership, original research on EM propagation through random media, communication and radar systems performance under disturbed propagation conditions, and the mitigation of the effects of propagation disturbances on communications and radar systems.

Dr. Knepp has performed significant original research in the key technology areas involved in the hardening of U.S. communications and radar systems against the effects of ionospheric propagation disturbances. He developed both analytic and numerical techniques to calculate the effects of structured ionization on EM propagation through random ionized media. Numerical techniques for signal propagation included the first multiple phase screen code that applied to the propagation of wide bandwidth signals. The starting point for many analytic propagation calculations is his original solution to the two-position, two-frequency mutual coherence function (MCF) for spherical wave propagation. This solution led directly to his development of numerical techniques to generate statistical realizations of the received signal after propagation through ionized turbulence, including the one-way communications link and the two-way radar geometry. His work also involves original analytic calculation of the effect of aperture antennas on received signals. He has also made substantial contributions to the literature through analysis of ionospheric scintillation data obtained from the Defense Nuclear Agency (DNA) Wideband satellite. He was the principal investigator on the DNA PEAK experiment and his analysis of satellite track data obtained with the VHF/UHF ALTAIR radar resulted in the first measurement of the enhancement in average power due to two-way radar propagation through ionized turbulence.

His work has helped to support a successful U.S. government program to develop hardened communication links and radar systems. During the course of his work he developed a number of techniques to generate realizations of disturbed signals. These techniques permitted digital simulation of the effects of ionospheric multipath on communications receivers. Additional algorithms were developed and combined with calculations of receiver performance to permit hardware testing of communications and radar systems against propagation disturbances. In the course of this work for several Government agencies (DNA, Air Force, Army, Navy), a number of mitigation techniques were developed to help harden strategic U.S. communications and radar systems.

Dr. Knepp has been the manager and key technical contributor to the Defense Threat Reduction Agency (DTRA, formerly Defense Nuclear Agency) radar analysis and mitigation effort since 1980. Recent work includes the development of the Ionospheric Data Collection (IDC) experiment in support of the Missile Defense Agency. The IDC program involved several years collection of radar track data from 5 calibration spheres using the BMEWS I UHF radar located at Thule. This work involved modification to operational radar software and development of a hardware data recorder. The data is intended to support an improved model of the polar region ionosphere and help to develop mitigation techniques to overcome the effects of ionospheric propagation disturbances.

Dr. Knepp is the Principal Investigator under a contract to Lockheed Martin to support them in competition for the development of the new Navy satellite communications system (MUOS - Mobile User Objective System). He is responsible for all channel modeling activities and has written Matlab code to generate statistical realizations of disturbed signals that implement Government models of terrestrial multipath (urban, forest canopy, shadowing, maritime, aeronautical) and ionospheric multipath. This code is being used directly in the Lockheed Martin dynamic global link model that calculates link availability and capacity for MUOS.

Dr. Knepp is a member of the NASA RCS Subject Matter Expert Team. This team is supporting the NASA Ascent Debris Radar Working Group (ADRWG). Activities under this work include the evaluation of shuttle track data taken by the existing radars in Florida and the selection and design of new radars to support Shuttle Return to Flight.

Dr. Knepp is an IEEE Fellow and a member of URSI Commissions B and G. In 1967, he received his Bachelor of Science in Electrical Engineering from Johns Hopkins University; in 1968, his Masters of Science in Electrical Engineering from the University of Pennsylvania and in 1971, his PH. D. in Electrical Engineering from the University of Pennsylvania

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2004 and 2003:

SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                 Annual Compensation                   Compensation
                       ---------------------------------------   ----------------------------------------------
                                                                  Securities
                                                                                    Restricted    Securiites
Name and                                                          Other Annual      Stock         Underlying
Principal Position        Year        Salary          Bonus       Compensation      Award(s)      Options
---------------------------------------------------------------------------------------------------------------
Ely Schless (1)           2005      $3,160             -0-           -0-             -0-            -0-
President and Secretary   2004      $33,129            -0-           -0-             -0-            -0-
                          2003      $0                 -0-           -0-             -0-            -0-
Dennis L. Knepp (2)       2005      $0                 -0-           -0-             -0-            -0-
                          2004      $0                 -0-           -0-             -0-            -0-

(1) Mr. Schless commenced work for us in April 2004. His salary is $4,000 per month. To date in 2005, he has been paid $3,160.

(2) Mr. Knepp has not received any salary since becoming our Treasurer in April 2004.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal 2004.

OPTIONS GRANTS IN LAST FISCAL YEAR

(Individual Grants)

                       Number of securities  Percent of total
                       underlying options    options granted to   Exercise or base
                       granted               employees in last    price              Expiration
Name                        (#)              fiscal year         ($/Share)           Date
----------------------------------------------------------------------------------------------
Ely Schless                   -0-               N/A                N/A               N/A
Dennis L. Knepp               -0-               N/A                N/A               N/A

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal 2004 and held as of December 31, 2004, by the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                           Number of
                                                          Securities         Value of
                                                          Underlying        Unexercised
                                                          Unexercised       In-the-Money
                                                            Options           Options
                                                           at Fiscal         at Fiscal
                                                          Year-End(#)       Year-End($)(1)
                                                         -------------      --------------
                 Shares acquired on                      Exercisable/       Exercisable/
Name                exercise (#)     Value realized ($)  Unexercisable      Unexercisable
------------------------------------------------------------------------------------------

Ely Schless       -0-                N/A                      -0-                -0-
Dennis L. Knepp   -0-                N/A                      -0-                -0

Employment Contracts

We have a two-year agreementwith Mr. Schless to act as our President, Chief Executive Officer and Treasurer on a full-time basis. The agreement commenced on April 1, 2004. The annual base salary is $48,000. The written agreement simply states the salary, position and term. Therefore, we have not attached this document as an exhibit to this registration statement.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Stock Option and Stock Issuance Plans

We do not have stock option or stock issuance plans.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of March 29, 2005, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

                               Amount and Nature
Name and Address               of Beneficial
of Beneficial Owner            Ownership(1)               Percent of Class (1)
------------------------------------------------------------------------------
Ely Schless                      20,000,000                     61.31%
1348 Prospect Street
Ashland, Oregon 97520

Dennis L. Knepp                     660,000                     2.02%
2 White Tail Lane
Monterey, California 93940

Noah Clark (2)                    2,000,000                     6.13%
4225 New Forest Drive
Plano, Texas 75093

Paul Giarmoleo (2)                2,000,000                     6.13%
4225 New Forest Drive
Plano, Texas 75093

Natural Ventures (3)              2,500,000                     7.66%
Road Town
Tortola, British Virgin Islands

Executive Officers and
Directors as a Group
(2 Persons)                      20,660,000                    63.33%

(1)

All of the persons are believed to have sole voting and investment power over the shares of common stock listed or share voting and investment power with his or her spouse, except as otherwise provided. Percentage is based on 32,620,000 shares outstanding as of March 29, 2005.

(2)

Messrs. Clark and Giralomeo have a consulting agreement with us. They each also own 550,000 options to purchase shares of our common stock. The shares underlying the options are being registered in this registration statement. The options were issued on January 17, 2005 and expire 24 months after such time. The exercise price is $.50 per share.

(3)

Natural Ventures has a consulting agreement with us. Harmodio Herredia has control of Natural Ventures. Natural Ventures also owns 500,000 options to purchase shares of our common stock. The shares underlying the options are being registered in this registration statement. The options were issued on October 24, 2004 and expire 18 months after such time. The exercise price is $.05 per share.

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the total of 11,960,000 shares of our common stock and 5,460,000 shares of our common stock issuable in connection with their conversion of our options.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 29, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                     Shares of         Percent of       Shares of                       Percent
                                    common stock        common        common stock      Number         of shares
                                    owned prior      shares owned      to be sold     of shares          owned
Name of selling                        to the         prior to the       in the      owned after         after
stockholder                           offering         offering(1)     offering(1)   offering(1)      offering(1)
------------------------------      -----------       ----------       -----------   -----------       ---------
35216 Yukon Inc. (2)                        200,000       *           1,400,000                  0               0
Thomas and Joan Bass                         10,000       *              10,000                  0               0
Dale and Karen Benson                        10,000       *              10,000                  0               0
Kenneth Bornstein                           600,000       1.84%       2,400,000(3)               0               0
Noah Clark                                2,000,000       6.13%       2,550,000(4)               0               0
Dean Cummings                                10,000       *              10,000                  0               0
Lincoln and Moria Fong                       10,000       *              10,000                  0               0
Kazu Fujita                                  10,000       *              10,000                  0               0
Thomas W. Geise                              10,000       *              10,000                  0               0
Paul Giarmoleo                            2,000,000       6.13%       2,550,000(4)               0               0
Brett Gober                               1,000,000       3.06%       1,000,000                  0               0
Patrich Gundlach                             10,000       *              10,000                  0               0
Subrina Hamasaki                             10,000       *              10,000                  0               0
Robert and Susanna Ichikawa                  10,000       *              10,000                  0               0
Gary Kihs                                    40,000       *              40,000                  0               0
Jeff Knepp                                1,150,000       3.53%       1,650,000(5)               0               0
Christopher Lachman                          10,000       *              10,000                  0               0
Mary Ann Lang                                10,000       *              10,000                  0               0
Marquis Investment Corporation (6)          300,000       *             300,000                  0               0
Christopher Miles                         1,000,000       3.06%       1,000,000                  0               0
Margot Miles                                450,000       1.38%         450,000                  0               0
Brian and Joanne Murphy                      10,000       *              10,000                  0               0
Jack  and Una Nakamura                       10,000       *              10,000                  0               0
Natural Venture                           2,500,000       7.66%       3,000,000(7)               0               0
John Polli, Jr                               10,000       *              10,000                  0               0
John, Sr. and Judith Polli                   60,000       *             420,000(8)               0               0
James Potter                                 10,000       *              10,000                  0               0
Fred N. Quadros                              10,000       *              10,000                  0               0
Kevin J. Robinson                            10,000       *              10,000                  0               0
Gary and Bonnie See                          10,000       *              10,000                  0               0
Curtis Spackman and Lorie Tatsugawa          10,000       *              10,000                  0               0
Kevin Tatsugawa                              10,000       *              10,000                  0               0
Lorie Tatsugawa                              10,000       *              10,000                  0               0
Mits Tatsugawa Trust (9)                     10,000       *              10,000                  0               0
Raymond S. Uno                               10,000       *              10,000                  0               0
Robert Watson III                            10,000       *              10,000                  0               0
Johnny Wong Trust (10)                       10,000       *              10,000                  0               0
James Yanai                                  10,000       *              10,000                  0               0
Abbie Zands                                 400,000       1.23%         400,000                  0               0

* - Less than 1%

(1) The percentage of shares owned prior to the offering is based on 32,620,000 shares issued and outstanding as of March 29, 2005. The number of shares owned after the offering is based on 32,620,000 plus 5,460,000 shares of our common stock issuable in connection with the conversion of our options or an aggregate of 38,080,000 shares of our common stock.

(2) Abbie Zands is a representative of, and makes investment decisions for, 35216 Yukon Inc.

(3) Kenneth Bornstein also owns 1,800,000 options to purchase shares of our common stock. The shares of common stock underlying the options are being registered herein.

(4) Noah Clark and Paul Giarmoleo each also own 550,000 options to purchase shares of our common stock. The shares of common stock underlying the options are being registered herein.

(5) Jeff Knepp also owns 500,000 options to purchase shares of our common stock. The shares of common stock underlying the options are being registered herein.

(6) Laura Mouck is a representative of, and makes investment decisions for, Marquis Investment Corporation.

(7) Harmodio Herredia is a representative of, and makes investment decisions for, Natural Venture. Natural Venture also owns 500,000 options to purchase shares of our common stock. The shares of common stock underlying the options are being registered herein.

(8) John Sr. and Judith Polli also own 360,000 options to purchase shares of our common stock. The shares of common stock underlying the options are being registered herein.

(9) Mitsuo Tatsugawa and Elizabeth Tatsugawa are representatives of, and makes investment decisions for, the Mits Tatsugawa Trust.

(10) Johnny Wong and Barbara Wong are representatives of, and makes investment decisions for, the Johnny Wong Trust.

PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered.

The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

* ordinary brokers transactions, which may include long or short sales,

* transactions involving cross or block trades on any securities or market where our common stock is trading,

* purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

* through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

* any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease approximately 640 square feet (with an additional option of 300 square feet) of office space at 3165 East Main Street, Ashland, Oregon. This facility is part of a 4,000 square foot facility. Our rent is $400 per month. Our principal executive, Ely Schless owns the building with Krista Johnson.

Mr. Schless, our principal executive officer, also uses 300 square feet of office space at 1348 Prospect Street, Ashland, Oregon. He also owns this building with Krista Johnson and leases the space to us for no charge.

Jeff Knepp, the son of Dennis Knepp, our director, is a consultant to us and has been issued 500,000 options to purchase shares of our common stock at $.50 per share.

The terms of all of the transactions entered into with Mr. Schless and the other related parties are the same as we would have negotiated with an outside party.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 50,000,000 shares of $.001 par value common stock. At March 29, 2005, we had 32,620,000 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are not authorized to issue preferred stock.

Options

We have 7,560,000 options outstanding. 1,600,000 are exercisable at $.50 per share, 1,820,000 are exercisable at $.25 per share, 1,820,000 are exercisable at $.15 per share, 2,320,000 are exercisable at $.05 per share.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years and interim period subsequent to December 31, 2004, there have been no disagreements with Stark, Winter, Schenkein & Co., LLP, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

TRANSFER AGENT

Our transfer agent is Interwest Transfer Company, Inc. They are located at 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117. Their telephone number is (801) 272-9294.

EXPERTS

The financial statements included in this prospectus have been audited by Stark, Winter, Schenkein & Co., LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

FINANCIAL STATEMENTS

                          Dorado Capital Ventures, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                  April 8, 2004
                                   (Unaudited)

                                     ASSETS

Current assets:
 Cash                                                                     $  99,958
                                                                          =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Liability to refund equity investment                                    $  15,000
                                                                          ---------

Stockholders' equity:
 Common stock, $.001 par value,
  50,000,000 shares authorized, 16,010,000
  shares issued and outstanding                                              16,010
 Additional paid in capital                                               2,226,488
 (Deficit) accumulated during
  development stage                                                      (2,157,540)
                                                                          ---------
                                                                             84,958
                                                                          ---------
                                                                          $  99,958
                                                                          =========

See accompanying notes to financial statements.

                          Dorado Capital Ventures, Inc.
                          (A Development Stage Company)
                            Statements of Operations
           Periods From January 1, through April 8, 2004 and 2003, and the Period From Inception (March 7, 2000) to April 8, 2004
                                   (Unaudited)

                                                                                           Period From
                                                  Period Ended                            Inception To
                                                    April 8,           April 8,             April 8,
                                                      2004               2003                 2004

 Operating expenses:
  Non cash stock compensation                    $         --        $         --        $  2,111,030
  General and administrative                            2,040                 500              46,510
                                                        2,040                 500           2,157,540
                                                 ------------        ------------        ------------

Net (loss)                                       $     (2,040)       $       (500)       $ (2,157,540)
                                                 ============        ============        ============

Per share information:
 Basic and diluted (loss) per common share       $      (0.00)       $      (0.00)       $      (0.16)
                                                 ============        ============        ============

 Weighted average shares outstanding               14,735,000          14,572,500          13,147,022
                                                 ============        ============        ============

See accompanying notes to financial statements.

                          Dorado Capital Ventures, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
           Periods From January 1, through April 8, 2004 and 2003, and the Period From Inception (March 7, 2000) to April 8, 2004
                                   (Unaudited)

                                                                                                    Period From
                                                             Period Ended                          Inception To
                                                               April 8,           April 8,           April 8,
                                                                 2004               2003               2004
                                                            -----------        -----------        -----------

Net (loss)                                                  $    (2,040)       $      (500)       $(2,157,540)
Adjustments to reconcile net (loss) to net
 cash provided by (used in) operating activities:
Common Shares issued for services                                    --                 --          2,111,030
Contribution of services                                            500                500              4,500
Liability to refund equity investment                            15,000                 --             15,000
                                                            -----------        -----------        -----------
  Net cash provided by (used in) operating activities            13,460                 --            (27,010)
                                                            -----------        -----------        -----------

Cash provided by investing activities
  Net cash provided by financing activities                          --                 --                 --
                                                            -----------        -----------        -----------

Cash provided by financing activities
Sale of common stock for cash                                    84,968                 --            126,968
                                                            -----------        -----------        -----------
  Net cash provided by financing activities                      84,968                 --            126,968
                                                            -----------        -----------        -----------

Increase in cash                                                 98,428                 --             99,958
Cash and cash equivalents,
 beginning of period                                              1,530              1,530                 --
                                                            -----------        -----------        -----------
Cash and cash equivalents,
 end of period                                              $    99,958        $     1,530        $    99,958
                                                            ===========        ===========        ===========

Cash paid for:
Interest                                                    $        --        $        --        $        --
                                                            ===========        ===========        ===========
Income taxes                                                $        --        $        --        $        --
                                                            ===========        ===========        ===========

See accompanying notes to financial statements.

Dorado Capital Ventures, Inc.

(A Development Stage Company)

Notes to Financial Statements

April 8, 2004

(Unaudited)

(1)	Basis Of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of December 31, 2003 including notes thereto.

(2)	Earnings Per Share

The Company calculates net income (loss) per share as required by SFAS No. 128, “Earnings per Share.” Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented common stock equivalents were not considered as their effect would be anti-dilutive.

(3)	Stockholders’ Equity

Through April 8, 2004, affiliates contributed services valued at $500 to the Capital of the Company.

During April 2004 the Company issued 1,700,000 shares of common stock for cash aggregating $84,958. In addition, the Company accepted a subscription for 300,000 shares of common stock for cash of $15,000. The subscription for the 300,000 shares was subsequently canceled and the $15,000 which was refunded subsequent to April 8, 2004, is recorded as a liability in the accompanying financial statements.

On April 8, 2004, the Company issued 20,000,000 shares of its common stock in exchange for all of the issued and outstanding common shares of Electric Moto Corporaton. Subsequent to the issuance of these common shares the shareholders of Electromoto Corporation will own approximately 80% of the issued and outstanding shares of the Company. The transaction will be accounted for as a recapitalization of the Company and the issuance of common shares of Electromoto Corporation for the net assets of the Company of $84,958.

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Electric Moto Corporation

We have audited the accompanying balance sheet of Electric Moto Corporation as of December 31, 2004, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electric Moto Corporation as of December 31, 2004, and results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered a loss from operations does not have sufficient working capital to fund its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark Winter Schenkein & Co., LLP

Denver, Colorado

February 14, 2005

                            Electric Moto Corporation
                                  Balance Sheet
                                December 31, 2004

                                     ASSETS

Current assets:
  Cash                                                                $  25,985
  Inventories                                                            11,574
                                                                      ---------
      Total current assets                                            $  37,559
                                                                      =========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                               $   1,065
                                                                      ---------
      Total current liabilities                                           1,065
                                                                      ---------

Stockholders' equity:
 Common stock, $.001 par value
 50,000,000 shares authorized,
 28,620,000 shares issued and outstanding                                28,620
 Additional paid-in capital                                             354,762
 Accumulated (deficit)                                                 (346,888)
                                                                      ---------
                                                                         36,494
                                                                      $  37,559

                 See accompanying notes to financial statements.

                            Electric Moto Corporation
                            Statements of Operations
                     Years Ended December 31, 2004 and 2003

                                                        2004                        2003
                                                    ------------                ------------

Sales                                               $     68,225                $     65,454
Cost of sales                                             46,228                      58,721
                                                    ------------                ------------
Gross margin                                              21,997                       6,733
                                                    ------------                ------------

Other costs and expenses:
  Non cash stock compensation                            285,360                          --
  Selling, general and administrative                    105,642                      44,022
                                                    ------------                ------------
                                                         391,002                      44,022
                                                    ------------                ------------

Net (loss)                                          $   (369,005)               $    (37,289)
                                                    ============                ============

Per share information:
Basic and diluted (loss)
  per common share                                  $      (0.01)               $      (0.00)
                                                    ============                ============

Weighted average shares outstanding                   27,208,740                  20,000,000
                                                    ============                ============

                 See accompanying notes to financial statements.

                            Electric Moto Corporation
                  Statement of Changes in Stockholders' Equity
                 For the Years Ended December 31, 2003 and 2004

                                                                            Additional
                                                     Common Stock           Paid-in       Owners      Accumulated
                         ACTIVITY                 Shares        Amount      Capital       Capital      (Deficit)       Total
                                                ----------   ----------   ----------    ----------    ----------    ----------

Owners' capital contribution at inception               --   $       --   $       --    $    5,000    $       --    $    5,000
Owners' capital contribution of services                --           --           --        24,000            --        24,000
Net (loss) for the year ended
  December 31, 2003                                     --           --           --            --       (37,289)      (37,289)
                                                ----------   ----------   ----------    ----------    ----------    ----------
Balance December 31, 2003                               --           --           --        29,000       (37,289)       (8,289)

Incorporation of proprietorship                 20,000,000       20,000        9,000       (29,000)           --            --
Reclassification of deficit of proprietorship           --           --      (59,406)           --        59,406            --
Shares issued for net assets of
  Dorado Capital Ventures, Inc.                  5,150,000        5,150       79,808            --            --        84,958
Shares issued for cash                           1,210,000        1,210       42,260            --            --        43,470
Shares issued for services                       2,260,000        2,260      283,100            --            --       285,360
Net (loss) for the year ended
  December 31, 2004                                     --           --           --            --      (369,005)     (369,005)
                                                ----------   ----------   ----------    ----------    ----------    ----------
Balance December 31, 2004                       28,620,000   $   28,620   $  354,762    $       --    $ (346,888)   $   36,494
                                                ==========   ==========   ==========    ==========    ==========    ==========

                See accompanying notes to financial statements.

                            Electric Moto Corporation
                            Statements of Cash Flows
                     Years Ended December 31, 2004 and 2003

                                                                     2004                     2003
                                                                  ---------                ---------

Net (loss)                                                        $(369,005)               $ (37,289)
                                                                  ---------                ---------
  Adjustments to reconcile net (loss) to net
   cash provided (used in) by operating activities:
   Contribution of services by owner                                     --                   24,000
   Stock issued for services                                        285,360                       --
Changes in assets and liabilities:
(Increase) decrease in:
   Inventory                                                        (10,202)                  (1,372)
   Accounts payable and accrued expenses                             (5,150)                   6,215
                                                                  ---------                ---------
  Total adjustments                                                 270,008                   28,843
                                                                  ---------                ---------
  Net cash (used in)
   operating activities                                             (98,997)                  (8,446)
                                                                  ---------                ---------

Cash flows from investing activities:
  Net cash provided by
   investing activities                                                  --                       --
                                                                  ---------                ---------

Cash flows from financing activities:
   Owner's capital contribution                                          --                    5,000
   Common stock sold for cash                                       128,428                       --
   Loans from related parties                                            --                    7,142
   Repayment of loans from related parties                           (7,142)                      --
                                                                  ---------                ---------
  Net cash provided by
   financing activities                                             121,286                   12,142
                                                                  ---------                ---------

Increase in cash                                                     22,289                    3,696
Cash and cash equivalents,
 beginning of year                                                    3,696                       --
                                                                  ---------                ---------
Cash and cash equivalents,
 end of year                                                      $  25,985                $   3,696
                                                                  =========                =========

                 See accompanying notes to financial statements.

Electric Moto Corporation

Notes to Financial Statements

December 31, 2004

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on Mach 7, 2000 in the State of Nevada under the name Dorado Capital Ventures, Inc. (Dorado). The Company was classified as a blank check company until April 8, 2004 at which date it completed an asset purchase agreement with a sole proprietorship doing business as Electric Moto. The Company changed its name to Electric Moto Corporation contemporaneous with the merger. The Company is engaged the business of design, manufacture and sale of electric motor powered off-road motorbikes. The accompanying financial statements include the accounts of Electric Moto Corporation/Electric Moto for the years ended December 31, 2004 and 2003. Dorado had no significant operations prior to the merger date (see Note 2.).

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered. Provision for sales returns will be estimated based on the Company’s historical return experience. Revenue is presented net of returns.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectability, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

Inventories

Inventories at December 31, 2004, consist of purchased components and miscellaneous parts required to assemble the Company’s product. The motorbikes are assembled when an order is received. Inventory is carried at the lower of cost or market on a first-in first-out basis.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Electric Moto Corporation

Notes to Financial Statements

December 31, 2004

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, “Earnings per Share.” Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.” Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

The Company follows SFAS 109 “Accounting for Income Taxes” for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, “Accounting for Stock-Based Compensation.” The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, “Accounting for Stock Issued to Employees” (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options

Electric Moto Corporation

Notes to Financial Statements

December 31, 2004

been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets and goodwill in accordance with the provisions of SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and SFAS 142, “Goodwill and Other Intangible Assets” SFAS 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. SFAS 142 requires annual tests for impairment of goodwill and intangible assets that have indefinite useful lives and interim tests when an event has occurred that more likely than not has reduced the fair value of such assets.

Advertising

Advertising expenses are charged to expense upon first showing. Amounts charged to expense were $2,311 and $1,053 for the years ended December 31, 2004 and 2003.

Recent Pronouncements

In November 2004, the FASB issued SFAS 151, “Inventory Costs.” SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, “Inventory Pricing.” Paragraph 5 of ARB 43, Chapter 4, previously stated that “...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges....” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 152 to have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS 152, “Accounting for Real Estate Time-Sharing Transactions.” The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions.” SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, “Accounting for Sales of Real Estate,” for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects”, to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 151 to have a

Electric Moto Corporation

Notes to Financial Statements

December 31, 2004

material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS 153, “Exchanges of Nonmonetary Assets,” an amendment to Opinion No. 29, “Accounting for Nonmonetary Transactions.” Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS 123(R), “Share-Based Payment.” SFAS 123(R) amends SFAS 123, “Accounting for Stock-Based Compensation,” and APB Opinion 25, “Accounting for Stock Issued to Employees.” SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity’s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company’s financial statements.

Note 2. Merger Agreement

Effective April 8, 2004 the Company (Dorado) entered into an asset purchase agreement with Ely Schless dba Electric Moto, a sole proprietorship whereby Dorado purchased the assets and assumed the liabilities of Electric Moto in exchange for 20,000,000 shares of Dorado. Subsequent to the issuance of these common shares the proprietor of Electric Moto owns approximately 80% of the issued and outstanding shares of the Dorado. The transaction was accounted for as a recapitalization of the Dorado and the issuance of common shares of Electric Moto Corporation for the net assets of Dorado of $84,958. Therefore, Dorado’s historical accumulated deficit from inception to April 8, 2004, in the amount of $2,157,540, will eliminated against additional paid-in capital, and the financial statements presented prospectively will be those of Electric Moto Corporation\Electric Moto adjusted for the shares issued pursuant to the recapitalization which consisted of 5,150,000 common shares. No goodwill or other intangible asset was recorded as a result of the transaction.

Under generally accepted accounting principles for reverse acquisition transactions, the shares outstanding of the “blank check” company are considered to be newly issued shares by the ongoing enterprise, having a value based upon the net assets transferred. The shares issuable pursuant to the asset purchase agreement are considered to be the existing capital of the surviving company at the agreement date.

Electric Moto Corporation

Notes to Financial Statements

December 31, 2004

Dorado had no significant business activities prior to the acquisition date. Following the recapitalization, the business conducted by the Company is the business conducted by Electric Moto prior to the recapitalization.

Note 3. STOCKHOLDERS’ EQUITY

At the inception of the sole proprietorship, the owner contributed $5,000 to capitalize the business. During the year ended December 31, 2003, the owner contributed services to the business having a fair value of $24,000.

During November 2004, the Company sold an aggregate of 1,210,000 shares of its common stock to unrelated investors for cash at between $.03 and $.05 per share and received gross proceeds from the sale amounting to $43,470. In conjunction with the offering the Company issued an aggregate of 1,820,000 options exercisable at $.05 per share for a period of 18 months from the issue date of the shares, 1,820,000 options exercisable at $.15 per share for a period of 18 months from the issue date of the shares and 1,820,000 options exercisable at $.25 per share for a period of 18 months from the issue date of the shares.

During 2004 the Company issued 2,260,000 shares of common stock to affiliates for services valued at $285,360, which approximates the fair market value of the common shares issued based upon the price paid previously by cash investors.

During October 2004 the Company issued options to purchase 500,000 shares of common stock at $.05 per share for a period of 2 years to an entity. Compensation costs charged to operations aggregated $0 for the year ended December 31, 2004.

SFAS 123 requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company’s stock option plans had been determined in accordance with the fair value based method prescribed in SFAS 123. The fair value of the option grants is estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants during the year ended December 31, 2004: expected life of options of 2 years, expected volatility of 0%, risk-free interest rate of 3% and no dividend yield. The weighted average fair value at the date of grant for options granted during the year ended December 31, 2004, approximated $0.00 per option. These results may not be representative of those to be expected in future years.

Under the provisions of SFAS 123, the Company’s net income (loss) and earnings (loss) per share would not have changed materially:

Electric Moto Corporation

Notes to Financial Statements

December 31, 2004

The following table summarizes information about fixed-price stock options at December 31, 2004:

Outstanding
	Weighted	Weighted	Weighted-
	Average	Average	Average
Exercise	Number	Contractual	Exercise
Prices	Outstanding	Life	Price

$.05	2,320,000	1.5 years	$.05
$.10	1,820,000	1.5 years	$.10
$.25	1,820,000	1.5 years	$.25
	5,960,000

All options are vested and exercisable.

The Company has agreed to file a Form SB-2 Registration statement covering all outstanding shares and options as of the date of these financial statements excluding shares held by officers or directors.

Note 4. INCOME TAXES

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes”, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

Income tax provision at
the federal statutory rate	34%
Effect of operating losses	(34)%
-

Prior to April 8, 2004, the operations of the Company were included in the personal tax return of the owner. Accumulated losses from the operation through that date amounted to $59,406 and have been reclassified as a reduction of the accumulated deficit and additional paid-in capital.

As of December 31, 2004, the Company has a net operating loss carryforward of approximately $62,000. This loss will be available to offset future taxable income. If not used, this carryforward will expire in 2024. The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2004 and the valuation allowance increased by approximately $11,000 during the year ended December 31, 2004. The principal difference between the Company’s book operating losses and income tax operating losses results from charges to income related to the issuance of common stock for services during 2004 of $285,360.

Electric Moto Corporation

Notes to Financial Statements

December 31, 2004

Note 4. BASIS OF REPORTING

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a losses from operations during the years ended December 31, 2004 and 2003 amounting to $369,005 and $37,289.

The Company’s ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 6. COMMITMENTS

The Company has entered into a two year employment agreement with its president at an annual salary of $48,000 commencing in April 2004.

The Company rents its office facilities from a related party on a month to month basis at a monthly rental of $400.

Note 7. SUBSEQUENT EVENT

During January 2005 the Company entered into a consulting agreement for a six month period. The Company agreed to compensate the consultants with 4,000,000 shares of common stock and 1,100,000 options to purchase shares of common stock at an exercise price of $.50 per share for a period of 2 years. The Company further agreed to register the shares and options pursuant to a Form SB-2 registration statement.

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Dorado Capital Ventures, Inc.

We have audited the accompanying balance sheet of Dorado Capital Ventures, Inc. (A Development Stage Company) as of December 31, 2003, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2003 and 2002 and the period from inception (March 7, 2000) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dorado Capital Ventures, Inc. (A Development Stage Company) as of December 31, 2003, and results of its operations and its cash flows for the years ended December 31, 2003 and 2002 and the period from inception (March 7, 2000) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

Stark Winter Schenkein & Co., LLP

Denver, Colorado

February 14, 2005

                          Dorado Capital Ventures, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 2003

                                     ASSETS

Current assets:
      Cash                                                               $     1,530
                                                                         ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Total current liabilities                                          $        --
                                                                         -----------

Stockholders' equity:
 Common stock, $.001 par value,
  50,000,000 shares authorized, 14,310,000
  shares issued and outstanding                                               14,310
 Additional paid in capital                                                2,142,720
 (Deficit) accumulated during
  development stage                                                       (2,155,500)
                                                                         ------------
                                                                               1,530
                                                                         ------------
                                                                         $     1,530
                                                                         ===========

See accompanying notes to financial statements.

                          Dorado Capital Ventures, Inc.
                          (A Development Stage Company)
                            Statements of Operations
                   Years Ended December 31, 2003 and 2002, and
       For the Period From Inception (March 7, 2000) to December 31, 2003

                                                                                                  Period From
                                                     Year Ended                                   Inception To
                                                     December 31,           December 31,          December 31,
                                                        2003                   2002                    2003

 Operating expenses:
  Non cash stock compensation                       $         --           $    225,000           $  2,111,030
  General and administrative                               2,000                  2,000                 44,470
                                                    ------------           ------------           ------------
                                                           2,000                227,000              2,155,500
                                                    ------------           ------------           ------------

Net (loss)                                          $     (2,000)          $   (227,000)          $ (2,155,500)
                                                    ============           ============           ============

Per share information:
 Basic and diluted (loss) per common share          $      (0.00)          $      (0.02)          $      (0.17)
                                                    ============           ============           ============

 Weighted average shares outstanding                  14,397,000             14,285,000             13,055,573
                                                    ============           ============           ============

See accompanying notes to financial statements.

                          Dorado Capital Ventures, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
       For the Period From Inception (March 7, 2000) to December 31, 2003

                                                                                        (Deficit)
                                                                                        Accumulated
                                                                          Additional    During the
                                             Common        Stock           Paid-in      Development
            ACTIVITY                         Shares        Amount          Capital        Stage          Total
                                          -----------    -----------    -----------   -----------    -----------
Founders shares issued for services
  March 2000 at $.001                      11,030,000    $    11,030    $        --   $        --    $    11,030
Shares issued for cash
  March 2000 at $.15                           90,000             90         13,410            --         13,500
  April 2000 at $.15                           60,000             60          8,940            --          9,000
  June 2000 at $.15                           130,000            130         19,370            --         19,500
Shares issued to directors for services
  October 2000 at $.15                     12,500,000         12,500      1,862,500            --      1,875,000
Founders shares cancelled
  October 2000                            (10,650,000)       (10,650)        10,650            --             --
Net (loss) for the period ended
  December 31, 2000                                --             --             --    (1,916,500)    (1,916,500)
                                          -----------    -----------    -----------   -----------    -----------
Balance December 31, 2000                  13,160,000         13,160      1,914,870    (1,916,500)        11,530

Net (loss) for the year ended
  December 31, 2001                                --             --             --       (10,000)       (10,000)
                                          -----------    -----------    -----------   -----------    -----------
Balance December 31, 2001                  13,160,000         13,160      1,914,870    (1,926,500)         1,530

Shares issued for services
  April 2002 at $.15                        1,500,000          1,500        223,500            --        225,000
Contribution of services                           --             --          2,000            --          2,000
Net (loss) for the year ended
  December 31, 2002                                --             --             --      (227,000)      (227,000)
                                          -----------    -----------    -----------   -----------    -----------
Balance December 31, 2002                  14,660,000         14,660      2,140,370    (2,153,500)         1,530

Founders shares cancelled
  April 2003                                 (350,000)          (350)           350            --             --
Contribution of services                           --             --          2,000            --          2,000
Net (loss) for the year ended
  December 31, 2003                                --             --             --        (2,000)        (2,000)
                                          -----------    -----------    -----------   -----------    -----------
Balance December 31, 2003                  14,310,000    $    14,310    $ 2,142,720   $(2,155,500)   $     1,530
                                          ===========    ===========    ===========   ===========    ===========

See accompanying notes to financial statements.

                          Dorado Capital Ventures, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                   Years Ended December 31, 2003 and 2002, and
       For the Period From Inception (March 7, 2000) to December 31, 2003

                                                                                         Period From
                                                   Year Ended                            Inception To
                                                  December 31,        December 31,       December 31,
                                                      2003               2002               2003

Net (loss)                                        $    (2,000)       $  (227,000)       $(2,155,500)
Adjustments to reconcile net (loss)to net
 cash (used in) operating activities:
Common Shares issued for services                          --            225,000          2,111,030
Contribution of services                                2,000              2,000              4,000
                                                  -----------        -----------        -----------
  Net cash (used in) operating activities                  --                 --            (40,470)
                                                  -----------        -----------        -----------

Cash provided by investing activities
  Net cash provided by investing activities                --                 --                 --
                                                  -----------        -----------        -----------

Cash provided by financing activities
Sale of common stock for cash                              --                 --             42,000
                                                  -----------        -----------        -----------
  Net cash provided by financing activities                --                 --             42,000
                                                  -----------        -----------        -----------

Increase in cash                                           --                 --              1,530
Cash and cash equivalents,
 beginning of period                                    1,530              1,530                 --
                                                  -----------        -----------        -----------
Cash and cash equivalents,
 end of period                                    $     1,530        $     1,530        $     1,530
                                                  ===========        ===========        ===========

Cash paid for:
Interest                                          $        --        $        --        $        --
                                                  ===========        ===========        ===========
Income taxes                                      $        --        $        --        $        --
                                                  ===========        ===========        ===========

See accompanying notes to financial statements.

Dorado Capital Ventures, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2003

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on Mach 7, 2000 in the State of Nevada and is in the development stage. The Company is classified as a blank check company and intends to locate suitable entities with which to merge. The Company has chosen December 31, as a year-end and has had no significant activity from inception to December 31, 2003.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, “Earnings per Share.” Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

Dorado Capital Ventures, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2003

The Company follows SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.” Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

The Company follows SFAS 109 “Accounting for Income Taxes” for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, “Accounting for Stock-Based Compensation.” The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, “Accounting for Stock Issued to Employees” (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets and goodwill in accordance with the provisions of SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and SFAS 142, “Goodwill and Other Intangible Assets.” SFAS 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. SFAS 142 requires annual tests for impairment of goodwill and intangible assets that have indefinite useful lives and interim tests when an event has occurred that more likely than not has reduced the fair value of such assets.

Dorado Capital Ventures, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2003

Recent Pronouncements

In December 2002, the FASB issued SFAS 148 “Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of SFAS 123.” SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by APB 25. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic value-based method of accounting, and has adopted the disclosure requirements of SFAS 123. The Company currently does not anticipate adopting the provisions of SFAS 148.

In January 2003, the FASB issued FASB Interpretation No. 46 “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (“FIN 46”). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity under certain conditions. The Company does not have any involvement in variable interest entities. The Company does not expect FIN 46 to have a material impact on its financial statements.

In April 2003, FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This statement amends and clarifies the accounting and reporting for derivative instruments, including instruments embedded in other contracts such that contracts with comparable characteristics are accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except for hedging relationships designated after June 30, 2003. The Company does not expect SFAS No. 149 to have a material effect on its financial statements.

In May 2003, FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for how to classify and measure certain financial instruments with characteristics of both liabilities and equity. Many instruments that were previously classified as equity will be required to be reported as liabilities under SFAS No. 150. This statement is effective for financial instruments entered into or modified after May 31, 2003 and at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable instruments. The Company does not expect SFAS No. 150 to have a material effect on its financial statements.

In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”), which supersedes SAB 101, “Revenue Recognition in Financial Statements”. The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The Company does not expect SAB 104 to have a material effect on its financial statements.

Note 2. STOCKHOLDERS’ EQUITY

At inception, the Company issued 11,030,000 shares of its common stock for services provided to the Company, to certain officers. These shares have been valued at $11,030 ($.001 per

Dorado Capital Ventures, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2003

share), which approximates the fair value of the services provided. During October 2000, 10,650,000 of these shares were returned to the Company and cancelled.

During October 2000, the Company issued an aggregate of 12,500,000 shares of its common stock to its directors for services. The shares were valued at $.15 per share based on the price per share paid by cash investors as discussed below. The Company charged $1,875,000 to operations during the year ended December 31, 2000, in connection with these shares.

During the period from March to June 2000, the Company sold an aggregate of 280,000 shares of its common stock to unrelated investors for cash at $.15 per share and received gross proceeds from the sale amounting to $42,000.

During the years ended December 31, 2002 and 2003 affiliates contributed services valued at $2,000 per year that has been recorded as paid in capital of the Company.

During April 2002 the Company issued 1,500,000 shares of common stock to affiliates for services valued at $225,000, which approximates the fair market value of the common shares issued based upon the price paid previously by cash investors of $.15 per share.

During April 2003 the Company an additional 350,000 shares of common stock that had been issued to the founders at inception were returned to the Company and cancelled.

Note 3. INCOME TAXES

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes”, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

Income tax provision at
the federal statutory rate	34%
Effect of operating losses	(34)%
-

As of December 31, 2003, the Company has a net operating loss carryforward of approximately $40,000. This loss will be available to offset future taxable income. If not used, this carryforward will expire in 2021. The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2003 and the valuation allowance did not change materially during the years ended December 31, 2003 and 2002. The principal difference between the net operating loss recorded on the Company’s books and the net operating loss recorded for income tax purposes results from the common shares issued for services and the contributed services.

Dorado Capital Ventures, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2003

Note 4. SUBSEQUENT EVENTS

During April 2004 the Company issued 1,700,000 shares of common stock for cash aggregating $84,958. In addition, the Company accepted a subscription for 300,000 shares of common stock for cash of $15,000. The subscription for the 300,000 shares was subsequently canceled and the $15,000 was refunded to the investor.

On April 8, 2004, the Company issued 20,000,000 shares of its common stock in exchange for all of the issued and outstanding common shares of Electric Moto Corporation. Subsequent to the issuance of these common shares the shareholders of Electric Moto Corporation will own approximately 80% of the issued and outstanding shares of the Company. The transaction will be accounted for as a recapitalization of the Company and the issuance of common shares of Electric Moto Corporation for the net assets of the Company of $84,958.

ELECTRIC MOTO CORPORATION

11,960,000 Selling Security Holder Shares of Common Stock

5,460,000 Shares of Common Stock Issuable in Connection With Conversion of Options

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee                    $   198.65
Legal fees and expenses (1)             $25,000.00
Accounting fees and expenses (1)        $14,725.00
Miscellaneous and Printing fees(1)      $   200.00
                                      -------------
Total (1)                               $40,123.65
                                      =============

(1) Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On April 1, 2004, we issued 1,000,000 shares of our restricted common stock to Natural Ventures for cash consideration of $50,000. The issuance was valued at $.05 per share or $50,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Natural Ventures was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Natural Ventures had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 1, 2004, we issued 400,000 shares of our restricted common stock to Abbie Zands for cash consideration of $20,000. The issuance was valued at $.05 per share or $20,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Abbie Zands was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Abbie Zands had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 1, 2004, we issued 300,000 shares of our restricted common stock to Kenneth Bornstein for cash consideration of $15,000. The issuance was valued at $.05 per share or $15,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Kenneth Bornstein was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Kenneth Bornstein had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 8, 2004, we issued 20,000,000 shares of our restricted common stock to Ely Schless pursuant to an asset purchase agreement with us. The issuance was valued at $.001 per share or $29,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ely Schless was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ely Schless had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 29, 2004, we issued 1,000,000 shares of our restricted common stock to Brett Gober for consulting services rendered. The issuance was valued at $.15 per share or $150,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Brett Gober was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Brett Gober had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 29, 2004, we issued 600,000 shares of our restricted common stock to Jeff Knepp for consulting services rendered. The issuance was valued at $.15 per share or $90,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Jeff Knepp was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Jeff Knepp had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 29, 2004, we issued 300,000 shares of our restricted common stock to Dennis Knepp for consulting services rendered. The issuance was valued at $.15 per share or $45,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Dennis Knepp was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Dennis Knepp had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 2, 2004, we issued 350,000 shares of our restricted common stock to Dennis Knepp for cash consideration of $10,500. The issuance was valued at $.03 per share or $10,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Dennis Knepp was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Dennis Knepp had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 2, 2004, we issued 300,000 shares of our restricted common stock to Marquis Investment Corporation for cash consideration of $12,000. The issuance was valued at $.03 per share or $12,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Dennis Knepp was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Dennis Knepp had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. Based on the $.03 offering price, we owe Marquis Investment Corporation an additional 200,000 shares of our restricted common stock. The shares shall be issued after the filing of this registration statement.

On November 5, 2004, we issued 60,000 shares of our restricted common stock to John, Sr. and Judith Polli for cash consideration of $3,000. The issuance was valued at $.03 per share or $2,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. John, Sr. and Judith Polli were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, John, Sr. and Judith Polli had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. Based on the $.03 offering price, we owe the Pollis an additional 40,000 shares of our restricted common stock. The shares shall be issued after the filing of this registration statement.

On November 6, 2004, we issued 200,000 shares of our restricted common stock to 35216 Yukon Inc. for cash consideration of $6,000. The issuance was valued at $.03 per share or $6,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. 35216 Yukon Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, 35216 Yukon Inc. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 16, 2004, we issued 300,000 shares of our restricted common stock to Kenneth Bornstein for cash consideration of $9,000. The issuance was valued at $.03 per share or $9,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Kenneth Bornstein was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Kenneth Bornstein had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 18, 2005, we issued 2,000,000 shares of our restricted common stock to Noah Clark for consulting services rendered. The issuance was valued at $.03 per share or $60,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Noah Clark was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Noah Clark had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 18, 2005, we issued 2,000,000 shares of our restricted common stock to Paul Giarmoleo for consulting services rendered. The issuance was valued at $.03 per share or $60,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Paul Giarmoleo was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Paul Giarmoleo had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT           DESCRIPTION

3.1      Certificate  of Incorporation and amendments
3.2      By-Laws
5.1      Opinion and Consent of Anslow & Jaclin, LLP
10.1     Asset Purchase Agreement with Ely Schless dated March 27, 2004
10.2     Consulting Agreement with Noah Clark and Paul Giarmoleo
10.3     Employment Agreement for Ely Schless
21.1     Subsidiaries
23.1     Consent of Stark, Winter, Schenkein & Co., LLP independent auditors
24.1     Power of Attorney (included on signature page of Registration
         Statement)

ITEM 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashland, State of Oregon, on the 11th day of April, 2005.

ELECTRIC MOTO CORPORATION

By:	/s/ Ely Schless
ELY SCHLESS Chairman of the Board of Directors, Chief Executive Officer President and Secretary

POWER OF ATTORNEY

The undersigned directors and officers of Electroic Moto Corporation hereby constitute and appoint Ely Schless, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ely Schless ELY SCHLESS	CHAIRMAN OF THE BOARD OF DIRECTORS CHIEF EXECUTIVE OFFICER PRESIDENT AND SECRETARY	April 11, 2005

/s/ Dennis L. Knepp Dennis L. Knepp	TREASURER, PRINCIPAL FINANCIAL OFFICER AND DIRECTOR	April 11, 2005